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                                                                    EXHIBIT 4.26

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

BAHRAM NOUR-OMID, an individual               CASE NO. BC 261910

         Plaintiff,

      v.                                        SETTLEMENT AGREEMENT

EPICEDGE, INC., a corporation, RICHARD        ORIGINAL COMPLAINT
CARTER, an individual, SAM DIPAOLA, an        FILED:  NOV. 16, 2001
individual, CARL ROSE, an individual,
and DOES 1 TO 10, inclusive.                  JUDGE:  Hon. Aurelio Munoz

         Defendants.

                              SETTLEMENT AGREEMENT

      This Settlement Agreement ("Agreement") is made and entered into as of this 15th day of April, 2002, by and between Bahram Nour-Omid, an individual, EpicEdge, Inc., Richard Carter, Sam DiPaola and Carl Rose, individuals, hereinafter referred to as "Nour-Omid," "EpicEdge," "Carter," "DiPaola" and "Rose" respectively, and collectively referred to as the "Parties."

                                    RECITALS

      WHEREAS, bona fide disputes and controversies exist between the Parties.

      WHEREAS, by reason of such disputes and controversies Nour-Omid filed a lawsuit against EpicEdge, Carter, DiPaola and Rose in the Superior Court of the State of California, County of Los Angeles, case no. BC 261910 (the "Lawsuit").
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      WHEREAS, the Parties desire to settle fully and finally, in the manner set forth in this Agreement, all claims and causes of action of any kind whatsoever which have arisen or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies which were asserted in or which could have been asserted by them in the Lawsuit.

      NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants, and agreements set forth herein, and in full compromise, release and settlement, accord and satisfaction, and discharge of all claims or causes of action, known or unknown, possessed by or belonging to the Parties hereto, the Parties covenant and agree as follows:

      1. Settlement Terms:

      (a) EpicEdge will make an initial settlement payment of $300,000.00 in immediately available funds upon the closing of the Preferred Equity round of financing with Edgewater Funds, but in no event later than five court days after the Closing. If the Closing does not occur by April 22, 2002, all provisions of this Settlement Agreement are null and void.

      (b) Upon completion of the initial settlement payment EpicEdge will continue to owe Nour-Omid $221,000.00 under the terms of the December 1, 2000 Note between Nour-Omid and EpicEdge (the "Note"). Interest will accrue on this outstanding balance of $221,000 at 8% pursuant to the terms of the Note. The outstanding balance and all accrued interest thereon will be due and payable in full in immediately available funds on January 10, 2003. If such payment is not made in full as of such date, in addition to and not in substitution of any of Nour-Omid's other rights and remedies with respect to such nonpayment, the outstanding remaining balance of principal and interest shall bear interest at the rate of 18% until paid in full.

Nour-Omid will continue to hold the one million warrants he holds in EpicEdge. Nour-Omid acknowledges that he is bound by the restrictions of Rule 144 and agrees that any sale of shares obtained upon exercise of the Warrant will be sold in the public markets only in accordance with such Rule.

      (c) Nour-Omid agrees to dismiss, within five court days after the funds described in subsection (a) above clear his account, all claims raised in the Lawsuit, (i) provided that the initial settlement amount has been paid in full pursuant to subsection (a), and (ii) under the following terms:

            (1) claim 3 against EpicEdge and Rose and claim 4 against EpicEdge, Carter, DiPaola and Rose shall be dismissed without prejudice;

            (2) all other claims shall be dismissed with prejudice.

      (f) Upon completion of the final payment pursuant to subsection 1(b), this Agreement shall have the effect of a dismissal with prejudice for all claims asserted and shall constitute a final judgment of all claims.

Contingent on performance of the above, the Parties agree to the following:


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      2. Mutual Releases:

      (a) Nour-Omid, for himself and on behalf of his attorneys, heirs, assigns, successors, executors, administrators, current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, assigns, heirs, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES EpicEdge, Carter, Rose and DiPaola and each of their current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, assigns, heirs, executors, and administrators, of and from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including attorneys' fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory, whether arising in contract or tort or otherwise including, but not limited to, each and every claim asserted or assertable in the Lawsuit, for any actions or omissions whatsoever, whether known or unknown and whether arising under the claims and causes of action asserted or assertable in the Lawsuit, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement provided that nothing herein shall be construed to affect (i) the validity of Warrants Nour-Omid holds in EpicEdge; (ii) any claim arising if EpicEdge disputes the validity or the terms of such warrants; and (iii) any right to defense and/or indemnity if any claim is made against Nour-Omid for actions or inactions taken within the course and scope of his duties for EpicEdge.

      (b) EpicEdge, for itself and on behalf of its attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES Nour-Omid and his current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, assigns, heirs, executors, and administrators, of and from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including attorneys' fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory, whether arising in contract or tort or otherwise including, but not limited to, each and every claim asserted or assertable in the Lawsuit, for any actions or omissions whatsoever, whether known or unknown and whether arising under the claims and causes of action asserted or assertable in the Lawsuit, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

      (c) Carter, for himself and on behalf of his attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES,


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ACQUITS, AND FOREVER DISCHARGES Nour-Omid and his current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, assigns, heirs, executors, and administrators, of and from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including attorneys' fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory, whether arising in contract or tort or otherwise including, but not limited to, each and every claim asserted or assertable in the Lawsuit, for any actions or omissions whatsoever, whether known or unknown and whether arising under the claims and causes of action asserted or assertable in the Lawsuit, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

      (d) DiPaola, for himself and on behalf of his attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES Nour-Omid and his current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, assigns, heirs, executors, and administrators, of and from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including attorneys' fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory, whether arising in contract or tort or otherwise including, but not limited to, each and every claim asserted or assertable in the Lawsuit, for any actions or omissions whatsoever, whether known or unknown and whether arising under the claims and causes of action asserted or assertable in the Lawsuit, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

      (e) Rose, for himself and on behalf of his attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES Nour-Omid and his current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their respective successors and assigns, and the current and former owners, shareholders, directors, officers, employees, agents, attorneys, representatives and insurers of said corporations, firms, associations, partnerships, and entities and their guardians, successors, assigns, heirs, executors, and administrators, of and from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including attorneys' fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory, whether arising in contract or tort or otherwise including, but not limited to, each and every claim asserted or assertable in the Lawsuit, for any actions or omissions whatsoever, whether known or unknown and whether arising under the


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claims and causes of action asserted or assertable in the Lawsuit, or not, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

      (f) The parties expressly understand and agree that this Agreement fully and finally releases and forever resolves the matters released and discharged in Paragraphs 2(a)-2(e), including those which may be unknown, unanticipated and/or unsuspected, and, upon the advice of legal counsel, hereby expressly waive all benefits under California Civil Code Section 1542, as well as under any other statutes or common law principles of similar effect, to the extent that such benefits may contravene the release set forth in this Paragraph. The parties hereby acknowledge that they have read and understood Section 1542, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      3. The Lawsuit: Nour-Omid agrees to stipulate to dismissing all claims raised in the Lawsuit pursuant to 1(e) supra.

      4. Costs and Fees. Each party will bear its own cost, attorney's fees and expenses associated with the Lawsuit.

      5. Denial of Liability: The Parties hereto recognize that, by entering into this Agreement, the Parties do not admit, and specifically deny, any violation of any local, state, or federal law, common or statutory. The Parties further recognize that this Agreement has been entered into in release and compromise of any and all claims that have been or might be asserted in connection with the Lawsuit, and to avoid the expense and burden of any additional litigation related thereto.

      6. Severability: If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

      7. Entire Agreement: This Agreement constitutes the entire Agreement of the Parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the Parties.


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      8. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California, except where preempted by federal law.

      9. Waiver: The failure of any party hereto to object or to take affirmative action with respect to any conduct of the other which is a breach of any term of this Agreement shall not be construed as a waiver of any future breach or any subsequent wrongful conduct.

      10. Counterparts: This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Nour-Omid, EpicEdge, Carter, DiPaola and Rose have executed this Agreement by their duly authorized representatives.

                                                   BAHRAM NOUR-OMID

                                                   /s/ Bahram Nour-Omid
                                                   -----------------------------
                                                   Bahram Nour-Omid.
                                                   On April 15, 2002


                                                   EPICEDGE, INC.

                                                   /s/ Jennifer Kuhn
                                                   -----------------------------
                                                   Jennifer C. Kuhn, Esquire
                                                   Attorney for EpicEdge, Inc.
                                                   On April 15, 2002

                                                   /s/ Richard Carter
                                                   -----------------------------
                                                   Richard Carter
                                                   CEO, EpicEdge, Inc.
                                                   On April____, 2002


                                                   RICHARD CARTER

                                                   /s/ Richard Carter
                                                   -----------------------------
                                                   Richard Carter
                                                   individually
                                                   On April 11, 2002


                                                   SAM DIPAOLA

                                                   /s/ S. A. DiPaola
                                                   -----------------------------
                                                   Sam DiPaola
                                                   individually
                                                   On April 11, 2002


                                                   CARL ROSE

                                                   /s/ Carl Rose
                                                   -----------------------------
                                                   Carl Rose
                                                   individually
                                                   On April 14, 2002


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